UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment 4 to
FORM S‑1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Registration No. 333-223075

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
IN RESPECT OF

THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY ACCOUNT
(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of incorporation or organization)

6311
(Primary Standard Industrial Classification Code Number)

22-1211670
(I.R.S. Employer Identification Number)

c/o The Prudential Insurance Company of America
751 Broad Street, Newark, New Jersey 07102‑3777, (800) 778-2255
(Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

Jordan K. Thomsen, Vice President and Corporate Counsel
The Prudential Insurance Company of America
751 Broad Street, Newark, New Jersey 07102‑3777, (800) 778-2255
(Name, address, including zip code, and telephone number, including area code, of agent for service)

December 30, 2020
(Approximate date of commencement of proposed sale to the public)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART I
INFORMATION REQUIRED IN PROSPECTUS

The Prudential Insurance Company of America

Prudential Variable Contract Real Property Account
Supplement dated February 21, 2021 to the
Prospectus dated May 1, 2020

Notification of Liquidation of Real Property Account

This supplement provides important information regarding an investment option under your variable life insurance or variable annuity contract (“Contract”), the Prudential Variable Contract Real Property Account (the “Real Property Account”).
As explained in more detail below:
•Effective February 22, 2021, the Real Property Account will close to additional investments.
•The Real Property Account will be liquidated approximately one year later (on or about February 22, 2022).
•If you have account value allocated to the Real Property Account on that liquidation date, that account value will automatically be transferred to the AST Cohen & Steers Realty Portfolio, a fund investing primarily in real estate securities.
•If you want the account value (if any) that you have allocated to the Real Property Account to be transferred to the AST Cohen & Steers Realty Portfolio on the liquidation date, you do not need to take any action.

The Prudential Insurance Company of America and its affiliates (collectively, “Prudential”) have determined that it is in the best interest of Contract owners to liquidate the Real Property Account and its underlying partnership because the investment option has not been offered on Contracts sold by Prudential since 2001 and there are current and expected future net outflows from the Real Property Account and its underlying partnership. PGIM, Inc., the investment manager of the partnership, believes that the partnership will not be of the scale necessary to effectively invest in a diversified set of properties going forward.

Prudential has selected the AST Cohen & Steers Realty Portfolio as an alternative investment option because it is a fund available for Prudential Contracts that invests primarily in real estate securities and has been subadvised since 1998 by Cohen & Steers Capital Management, Inc., an investment manager specializing in real estate securities. More information about the AST Cohen & Steers Realty Portfolio is set forth below. We have also delivered with this supplement a copy of the summary prospectus for the AST Cohen & Steers Realty Portfolio.
If you have any questions, please call one of our customer service offices. For Individual Life Insurance Contract owners, please call (800) 778-2255, Monday through Friday from 8:00a.m. to 8:00p.m. Eastern Time. For Annuity Contract owners, please call (888) PRU-2888 Monday through Thursday 8:00a.m. to 7:00p.m. and Friday 8:00a.m. to 6:00p.m.

No New Allocations to the Real Property Account. Effective February 22, 2021, the Real Property Account will close to additional investments. No additional investments in the Real Property Account, including through transfers and automatic programs such as dollar cost averaging and rebalancing, can be made after February 21, 2021. Any allocation designated for investment in the Real Property Account after February 21, 2021, including under preexisting premium, transfer or rebalancing instructions will automatically be redirected to the AST Cohen & Steers Realty Portfolio unless you instruct us otherwise. In particular:

•As of February 22, 2021, if you instructed that a percentage of your contributions or premiums be directed to the Real Property Account, that percentage will instead be directed to the AST

Cohen & Steers Realty Portfolio until you instruct us to do otherwise. If your contribution or premium allocation instructions do not include the Real Property Account, the investment options and percentages you selected will not change.

•As of February 22, 2021, if you selected the Real Property Account for use in a dollar cost averaging or rebalancing program, your Contract will use the AST Cohen & Steers Realty Portfolio for that program and will do so until you instruct us otherwise. If your program instructions do not include the Real Property Account, the investment options and percentages you selected will not change.

You always have the option to change your instructions for contributions and premiums, dollar cost averaging programs or rebalancing programs to include an available investment option other than the AST Cohen & Steers Realty Portfolio by contacting Prudential at the phone numbers listed at the beginning of this supplement.

AST Cohen & Steers Realty Portfolio. The investment objective of the AST Cohen & Steers Realty Portfolio (the “Portfolio”) is to seek to maximize total return through investment in real estate securities. In pursuing its investment objective, the Portfolio normally invests at least 80% of its assets (net assets plus any borrowings made for investment purposes) in securities of real estate related issuers. Generally, the equity securities of real estate related issuers will consist of common stocks (including shares in real estate investment trusts, “REITs”), rights or warrants to purchase common stocks, securities convertible into common stocks where the conversion feature represents, in the view of Cohen & Steers Capital Management, Inc., the Portfolio’s subadviser, a significant element of the securities’ value, and preferred stocks. Real estate related issuers include companies that derive at least 50% of revenues from the ownership, construction, financing, management or sale of real estate or that have at least 50% of assets in real estate. More information about the Portfolio is set forth in the chart at the end of this supplement and in the enclosed summary prospectus for the Portfolio.

Liquidation Date. There will be a one-year liquidation period for the Real Property Account. We currently expect that the Real Property Account will liquidate on or about February 22, 2022 (the “liquidation date”). If you have account value allocated to the Real Property Account on the liquidation date, that account value will be transferred automatically to the AST Cohen & Steers Realty Portfolio as of the liquidation date. The assets of the Real Property Account will be valued in accordance with the valuation procedures set forth in the Prospectus, including any properties that remain unsold on the liquidation date. After the liquidation date, any remaining properties or other assets will be owned by Prudential Financial until final sale.

Transfers Prior to the Liquidation Date. You may transfer your account value out of the Real Property Account by submitting a transfer request. Please call 800-778-2255 (Individual Life Insurance Contract owners) or (888) PRU-2888 (Annuity Contract owners) or login online at www.prudential.com/login, if you would like to initiate a transfer out of the Real Property Account. Any transfer you request out of the Real Property Account will not count toward the annual transfer limitation applicable to your Contract. As noted below, transfer restrictions have been lifted.

Transfer Considerations. As explained in the following section, it is possible that a supplemental payment may be made to Contract owners who remain invested in the Property Account until the Liquidation Date. There is no guarantee that a supplemental payment will be made, and any Contract owner remaining in the Real Property Account will experience the investment results of the Real Property Account for the allocated account value rather than the investment results of any other investment option, such as the AST Cohen & Steers Realty Portfolio. There is no guarantee of any particular investment results of any investment option or which investment option will have better performance. Investors remaining in the Real Property Account will continue to pay ongoing fees and expenses, including expenses in connection with liquidation of any properties. Information about fees and expenses of the Real Property Account and the AST Cohen & Steers Realty Portfolio are included in the comparison chart later in this supplement. Additional information is included in the prospectus for the Real Property Account (which has been provided to Contract owners who have allocated account value to the Real Property Account and which is available by contacting Prudential at the phone numbers set forth at the beginning of this supplement) and in the summary prospectus for the AST Cohen & Steers Realty Portfolio (which is enclosed).

Possible Supplemental Payment for Contracts Remaining Invested in the Real Property Account until the Liquidation Date. Prudential currently anticipates that all the properties in the Real Property Account and its underlying partnership will be sold by the end of 2023, but there is no guarantee that all properties will have been sold by that date. If all the properties are not sold by the liquidation date, upon the sale of the last property, Prudential will determine if the aggregate value of the sale price of the properties sold after the liquidation date is greater than the aggregate value of the valuation of those properties as of the liquidation date. We refer to the Real Property Account’s pro rata share of any such excess as the “Sales Price Excess.” If there is a Sales Price Excess, Prudential will add account value or make a payment (the “Supplemental Payment”) for Contracts that had allocations to the Real Property Account as of the liquidation date. The Supplemental Payment for each Contract would be calculated as a pro rata share of the Sales Price Excess based on the value of all Real Property Account allocations outstanding as of the liquidation date. Stated another way, the Supplemental Payment for each Contract would be equal to the Contract’s account value allocated to the Real Property Account on the liquidation date, divided by the total amount invested on that date in the Real Property Account multiplied by the Sales Price Excess. No Supplemental Payment would be made if it would be below a de minimis amount of $10. No notification will be provided if there is no Supplemental Payment. There is no guarantee that a Supplemental Payment will be made.

No Tax Impact. There is no tax impact on Contracts owners as a result of the liquidation or any transfers. A transfer of your account value from the Real Property Account to another investment option under your Contract, including any automatic transfer to the AST Cohen & Steers Realty Portfolio, will not have any tax impact on you or your Contract.

Transfer Restrictions Lifted. Account value allocated to the AST Cohen & Steers Realty Portfolio has greater transfer flexibility than the rules that were previously applicable to the Real Property Account, as described in the table below. Effective February 22, 2021, the Real Property Account restrictions noted below have been lifted as part of the liquidation process.

Real Property Account (Prior Restrictions)	AST Cohen & Steers Reality Portfolio
•Transfers to another investment option from the Real Property Account were only permitted once annually during the 30-day period beginning on your Contract Anniversary.
•Transfers are permitted any day the NYSE is open for trading, subject (i) to any restrictions on frequent trading described in the Portfolio prospectus in effect at the time of the transfer and (ii) to any limitations on transfers set forth in the Contract Prospectus in effect at the time of the transfer.

•Transfers out of the Real Property Account were limited to the greater of: (a) 50% of the amount invested in the Real Property Account or (b) $10,000.	•No percentage or dollar limitations on transfers out for the AST Cohen & Steers Reality Portfolio.

Comparison of the Real Property Account and AST Cohen & Steers Realty Portfolio. The chart below compares key aspects of the Real Property Account and AST Cohen & Steers Realty Portfolio. For more information about Real Property Account, see the prospectus, which has been provided to Contract owners who have allocated account value to the Real Property Account and which is available by contacting Prudential at the phone numbers set forth at the beginning of this supplement. For more information about the AST Cohen & Steers Realty Portfolio, see the enclosed summary prospectus.

	Real Property Account (“Account”)	AST Cohen & Steers Realty Portfolio (“Portfolio”)
Investment Strategy	Through an underlying Partnership, the Account invests at least 65% of its assets in direct ownership interests in: income producing real estate; participating mortgage loans (mortgages providing for participation in the revenues generated by, or the appreciation of, the underlying property, or both) originated for the Partnership; and real property sale leasebacks negotiated on behalf of the Partnership.

The large majority of these real estate investments will be in direct ownership interests in income producing real estate, such as office buildings, shopping centers, apartments, industrial properties or hotels. The Partnership may also invest up to 5% of its assets in direct ownership interests in agricultural land. Approximately 10% of the Partnership’s assets will be held in cash or invested in liquid instruments and securities. The remainder of the Partnership’s assets may be invested in other types of real estate related investments, including non-participating mortgage loans and real estate investment trusts.	The Portfolio normally invests at least 80% of its assets (net assets plus any borrowings made for investment purposes) in securities of real estate related issuers. Generally, the equity securities of real estate related issuers will consist of common stocks (including shares in real estate investment trusts, “REITs”), rights or warrants to purchase common stocks, securities convertible into common stocks where the conversion feature represents, in the view of the Portfolio’s subadviser, a significant element of the securities’ value, and preferred stocks. Real estate related issuers include companies that derive at least 50% of revenues from the ownership, construction, financing, management or sale of real estate or that have at least 50% of assets in real estate.

The Portfolio is non-diversified, which means that it can invest a greater percentage of its assets in the securities of fewer companies than a diversified mutual fund.
Investment Manager	PGIM, Inc., a Prudential Financial company.	Managers: PGIM Investment LLC and AST Investment Services, Inc., both Prudential Financial companies. Subadviser: Cohen & Steers Capital Management, Inc.
Investment Management Fee	The Partnership pays a daily investment management fee, which is equal to an effective annual rate of 1.25% of the average daily gross assets of the Partnership.	The Portfolio pays a daily investment management fee, which equal to an annual percentage rate of the average daily net assets of the Portfolio. The rate is 0.8325% for average daily net assets up to $300 million, and the rate decreases for assets over $300 million. For 2019, the rate was 0.83%.

Fees and Expenses	In addition to the investment management fee, the Partnership pays other expenses, including expenses related to the operation of the Partnership and direct investments in real estate. For 2019, the Partnership financial statements show total expenses of 1.86% of Portfolio net assets.	In addition to the investment management fee, the Portfolio pays other expenses, including expenses related to the operation of the Partnership, the purchase and sale of real estate securities. For 2019, total expenses for the Portfolio were 1.10% of average daily net assets (as set forth in the Portfolio summary prospectus).

Risks
Risks of Ownership of Real Properties. The Partnership will be subject to the risks inherent in the ownership of real property such as fluctuations in occupancy rates and operating expenses and variations in rental schedules. It may be adversely affected by general and local economic conditions, the supply of and demand for properties of the type in which the Partnership invests, zoning laws, and real property tax rates. Operation of property in which the Partnership invests will primarily involve rental of that property to tenants. The financial failure of a tenant resulting in the termination of their lease might cause a reduction in the cash flow to the Partnership. If a lease is terminated, there is no assurance that the Partnership will be able to find a new tenant for the property on terms as favorable to the Partnership as those from the prior tenant. Investments in hotels are subject to additional risk from the daily turnover and fluctuating occupancy rates of hotel rooms and the absence of long-term tenants. The Partnership's properties will also be subject to the risk of loss due to certain types of property damage (for example, nuclear plant accidents and wars) which are either uninsurable or not economically insurable. See prospectus for additional risk information.

Real Estate Risk. Investments in real estate investment trusts (“REITs”) and real estate-linked derivative instruments are subject to risks similar to those associated with direct ownership of real estate. Poor performance by the manager of the REIT and adverse changes to or inability to qualify with favorable tax laws will adversely affect the Portfolio. In addition, some REITs have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. See summary prospectus for additional risk information

Past Performance
Average annual returns for the Partnership for the periods ended June 30, 2020:
•1-year: -5.98
•5-year: 3.13
•10-year: 6.21

Past performance does not mean that the Account will achieve similar performance in the future.

The average annual returns are after deduction of expenses and do not include Contract charges. If Contract charges were included, the returns shown would have been lower than those shown. Consult your Contract prospectus for information about Contract charges.

Average annual returns for the periods ended June 30, 2020:
•1-year: -4.98
•5-year: 5.98
•10-year: 9.95

Past performance does not mean that the Portfolio will achieve similar performance in the future.

The average annual returns are after deduction of expenses and do not include Contract charges. If Contract charges were included, the returns shown would have been lower than those shown. Consult your Contract prospectus for information about Contract charges.

PLEASE RETAIN THIS SUPPLEMENT WITH YOUR PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Item of Expense	Estimated Expense
Registration fees	$0.00
Federal taxes	$12,500 per $1 million of premium payments
State taxes	$25,000 per $1 million of premium payments
Printing Costs	$40,000*
Legal Costs	N/A
Accounting Costs	$10,000*
* Estimated Expense
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Registrant, in connection with certain affiliates, maintains various insurance coverages under which the underwriter and certain affiliated persons may be insured against liability, which may be incurred in such capacity, subject to the terms, conditions, and exclusions of the insurance policies.
New Jersey, being the state of organization of The Prudential Insurance Company of America ("Prudential"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of New Jersey law permitting indemnification can be found in Section 14A:3-5 of the New Jersey Statutes Annotated. The text of Prudential's By-law Article VII, Section 1, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit Item 16.(a)(3B) on Form S-1, Registration No. 333-158228, filed March 27, 2009 on behalf of The Prudential Variable Contract Real Property Account.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
Not Applicable.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a) Exhibits

(1A) Distribution Agreement between Pruco Securities, LLC and The Prudential Insurance Company of America with respect to The Prudential Individual Variable Contract Account.	Incorporated by reference to Registration Statement Form S-1, Registration Number 333-223075 filed March 30, 2020 on behalf of The Prudential Variable Contract Real Property Account.
(1B) Distribution Agreement between Pruco Securities LLC and The Prudential Insurance Company of America with respect to The Prudential Variable Appreciable Account.	Incorporated by reference to Post‑Effective Amendment No. 19 to Form S‑6, Registration No. 33‑20000, filed April 19, 1997, on behalf of The Prudential Variable Appreciable Account.
(3A) Charter of The Prudential Insurance Company of America, as amended July 19, 2004.	Incorporated by reference to Registration Statement Form S-1, Registration Number 333-158228 filed March 27, 2009 on behalf of The Prudential Variable Contract Real Property Account.

(3B) By‑Laws of The Prudential Insurance Company of America, as amended December 9, 2008.	Incorporated by reference to Registration Statement Form S-1, Registration Number 333-158228 filed March 27, 2009 on behalf of The Prudential Variable Contract Real Property Account.
(3C) Resolution of the Board of Directors establishing The Prudential Variable Contract Real Property Account.	Incorporated by reference to Registration Statement Form S-1, Registration Number 333-223075 filed March 30, 2020 on behalf of The Prudential Variable Contract Real Property Account.
(4A)(i) Revised Individual Variable Annuity Contract.	Incorporated by reference to Registration Statement Form S-1, Registration Number 333-223075 filed March 30, 2020 on behalf of The Prudential Variable Contract Real Property Account.
(4A)(ii) Discovery Plus Contract.	Incorporated by reference to Registration Statement Form S-1, Registration Number 333-223075 filed March 30, 2020 on behalf of The Prudential Variable Contract Real Property Account.
(4B) Variable Appreciable Life Insurance Contracts with Fixed and Variable Death Benefits.	Incorporated by reference to Post‑Effective Amendment No. 33 to Form N‑6, Registration No. 33‑20000, filed April 13, 2010, on behalf of The Prudential Variable Appreciable Account.
(4C) Custom VAL Life Insurance Contracts with fixed and variable death benefits.	Incorporated by reference to Post‑Effective Amendment No. 33 to Form N‑6, Registration No. 33‑20000, filed April 13, 2010, on behalf of The Prudential Variable Appreciable Account.
(5) Opinion and Consent of Jordan K. Thomsen, Esq., as to the legality of the securities being registered.	Filed herewith.
(10A) Investment Management Agreement between Prudential Investment Management, Inc. and The Prudential Variable Contract Real Property Partnership.	Incorporated by reference to Post-Effective Amendment No. 16 to Form S-1, Registration No. 33-20083-01, filed April 10, 2003.
(10B) Administrative Service Agreement among PIM, Prudential Insurance Company of America, Pruco Life Insurance Company, and Pruco Life Insurance Company of New Jersey.	Incorporated by reference to Post-Effective Amendment No. 17 to Form S-1, Registration No. 33-20083-01, filed April 14, 2004.
(10C) Partnership Agreement of The Prudential Variable Contract Real Property Partnership.	Incorporated by reference to Registration Statement Form S-1, Registration Number 333-223075 filed March 30, 2020 on behalf of The Prudential Variable Contract Real Property Account.
(23A) Written consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.	Filed herewith.
(23B) Written consent of Jordan K. Thomsen, Esq.	Incorporated by reference to Exhibit (5) hereto.
(24) Powers of Attorneys: R. Axel, T. Baltimore, G. Casellas, R. Falzon, M. Hund-Mejean, K. Krapek, P. Lighte, C. Lowrey, G. Paz, S. Pianalto, C. Poon, D. Scovanner, K. Tanji, M. Todman.	Filed herewith.
(b) Financial Statement Schedules Schedule III‑Real Estate Owned by The Prudential Variable Contract Real Property Partnership and independent accountant's report thereon.	Incorporated by reference to Registration Statement Form S-1, Registration Number 333-223075 filed March 30, 2020 on behalf of The Prudential Variable Contract Real Property Account.
(c) Financial Statements

Financial Statements of The Prudential Variable Contract Real Property Account and the consolidated Financial Statements of The Prudential Variable Contract Real Property Partnership.

Incorporated by reference to Registration Statement Form S-1, Registration Number 333-223075 filed March 30, 2020 on behalf of The Prudential Variable Contract Real Property Account.

ITEM 17. UNDERTAKINGS
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, this registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 30th day of December, 2020.

The Prudential Insurance Company of America
In Respect of

The Prudential
Variable Contract Real Property Account

By:	/s/ Jordan K. Thomsen
Jordan K. Thomsen
Vice President and Corporate Counsel
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on this 30th day of December, 2020.

Signature and Title

/s/ *
Charles F. Lowrey
Chairman, CEO, President, and Director

/s/ *	*By:	/s/ Jordan K. Thomsen
Robert M. Falzon		Jordan K. Thomsen
Vice Chairman and Director		(Attorney-in-Fact)

/s/ *
Kenneth Y. Tanji
Executive Vice President and Chief Financial Officer

/s/ *
Robert D. Axel
Senior Vice President, Principal Accounting Officer and Controller

/s/ *
Thomas J. Baltimore
Director

/s/ *
Gilbert F. Casellas
Director

/s/ *
Martina Hund-Mejean
Director

/s/ *
Karl J. Krapek
Director

/s/ *
Peter R. Lighte
Director

/s/ *
George Paz	*By:	/s/ Jordan K. Thomsen
Director		Jordan K. Thomsen
(Attorney-in-Fact)
/s/ *
Sandra Pianalto
Director

/s/ *
Christine A. Poon
Director

/s/ *
Douglas A. Scovanner
Director

/s/ *
Michael A. Todman
Director

EXHIBIT INDEX
Item 16.

(a)	(1A)	Distribution Agreement between Pruco Securities, LLC and The Prudential Insurance Company of America with respect to The Prudential Individual Variable Contract Account.
(a)	(3C)	Resolution of the Board of Directors establishing The Prudential Variable Contract Real Property Account.
(a)	(4A)(i)	Revised Individual Variable Annuity Contract.
(a)	(4A)(ii)	Discovery Plus Contract.
(a)	(10C)	Partnership Agreement of The Prudential Variable Contract Real Property Partnership.
(a)	(5)	Opinion and Consent of Jordan K. Thomsen, Esq., as to the legality of the securities being registered.
(a)	(23A)	Written consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
(a)	(24)	Powers of Attorneys